Exhibit 99.1

FireEye Reports Financial Results for Second Quarter 2018

•	Q2 revenue of $203 million increased 6 percent from the second quarter of 2017

•	Q2 billings of $196 million increased 13 percent from the second quarter of 2017

•	Q2 ending annual recurring revenue of $522 million increased 12 percent compared to the end of the second quarter of 2017

•	Addition of new logo customers accelerated sequentially and year-to-year

MILPITAS, Calif. – August 1, 2018 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the second quarter ended June 30, 2018.

“Sales growth in the second quarter was broad based across all geographies and product families, and demand for our differentiated security products and services is increasing as we enter the second half of 2018,” said Kevin Mandia, FireEye chief executive officer. “New logo customers added in the quarter increased year-over-year and sequentially for the first time since early 2016, and we added more than 75 new Helix customers in the second quarter.”

"We continue to leverage our unique innovation cycle to quickly adapt our products with knowledge gained on the front lines of combatting cyber attacks," added Mandia. "The most recent example of our innovation cycle in action was yesterday's release of our advanced machine learning-based detection engine, MalwareGuard. MalwareGuard is designed to provide superior signature-less detection of malware to better protect our customers. MalwareGuard is included with our cloud and on-premise Endpoint Security products, and we have plans to extend these models to our Email Security and Network Security products.”

Second Quarter 2018 Financial Results

•	Revenue of $203 million increased 6 percent from the second quarter of 2017 and was at the high end of the guidance range of $199 million to $203 million.

•	Billings of $196 million increased 13 percent from the second quarter of 2017 and was above the guidance range of $180 million to $195 million.[1]

•	GAAP gross margin was 67 percent of revenue, compared to 65 percent of revenue in the second quarter of 2017.

•	Non-GAAP gross margin was 75 percent of revenue, compared to 74 percent of revenue in the second quarter of 2017, and was above the guidance of approximately 74 percent of revenue.[1]

•	GAAP operating margin was negative 24 percent of revenue, compared to negative 30 percent of revenue in the second quarter of 2017.

•
Non-GAAP operating margin was 2 percent of revenue, compared to negative 1 percent of revenue in the second quarter of 2017, and was above the guidance range of negative 2 percent to positive 1 percent of revenue.[1]

•	GAAP net loss per share was $0.38, compared to a GAAP net loss per share of $0.39 in the second quarter of 2017.

•
Non-GAAP net income per share was $0.00, compared to a non-GAAP net loss per share of $0.03 in the second quarter of 2017, and was at the high end of the guidance range for non-GAAP net income (loss) per share of $(0.03) to $0.00.[1]

•
Cash flow generated by operations was negative $44.3 million, compared to cash flow generated by operations of negative $11.5 million in the second quarter of 2017. Cash flow generated by operations for the second quarter of 2018 included $43.6 million that was deemed to be a repayment of accreted debt discount on $340 million principal amount of the 1.000% Convertible Senior Notes due 2035 (“Series A Notes”), which were repurchased and retired on May 24, 2018.

•
Non-GAAP cash flow generated by operations, which excludes the deemed repayment of accreted debt discount associated with the repurchased Series A Notes, was negative $0.7 million, and was at the high end of the guidance range of negative $15 million to break-even.[1]

"We achieved non-GAAP profitability in the second quarter, and we are on track to deliver non-GAAP profitability and positive free cash flow for 2018," said Frank Verdecanna, FireEye chief financial officer and chief accounting officer. "On a rolling four quarter basis, we generated $55 million in non-GAAP operating cash flow and were free cash flow positive for the first time. These are important milestones in our efforts to achieve our long-term financial targets and build shareholder value."

"Our business continues to shift toward virtual appliances and cloud-based solutions purchased on a subscription basis. In the second quarter, more than 80 percent of our non-services billings were recurring subscriptions and support," added Verdecanna. "The increased revenue visibility inherent in our subscriptions model, combined with more than $1 billion in cash, cash equivalents and short-term investments and deferred revenue of $880 million, provides a solid foundation for balanced growth and profitability in the future. This outlook is reflected in our increased guidance for 2018 billings and non-GAAP operating cash flow."
FireEye adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), effective January 1, 2018 using the full retrospective method. Certain prior period information has been adjusted to reflect the adoption of the new standard.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter and Updated 2018 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the third quarter of 2018, FireEye currently expects:

•	Total revenue in the range of $206 million to $210 million.

•	Billings in the range of $210 million to $220 million.

•	Non-GAAP gross margin as a percent of revenue of approximately 75 percent.

•	Non-GAAP operating margin as a percent of revenue in the range of 2.5 percent to 3.5 percent.

•	Non-GAAP net income per share of $0.01 to $0.03.

•	Cash flow generated by operations between $10 million and $20 million.
Non-GAAP net income per share for the third quarter assumes cash interest expense of approximately $3.5 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 million and $1.5 million, and diluted weighted average shares outstanding of approximately 201 million.

For 2018, FireEye currently expects:

•	Revenue in the range of $820 million to $830 million.

•	Billings in the range of $825 million to $845 million.

•	Non-GAAP operating margin as a percent of revenue between 1 percent and 2 percent.

•	Non-GAAP net income per share between $0.00 and $0.04.

•
Non-GAAP cash flow generated by operations of $55 million to $65 million. Guidance for non-GAAP cash flow generated by operations excludes $43.6 million that was deemed to be a repayment of accreted debt discount on $340 million principal amount of Series A Notes, which were repurchased and retired on May 24, 2018.

•	Capital expenditures between $40 million and $45 million.

Non-GAAP net income per share for 2018 assumes cash interest expense of approximately $13 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $5.0 million and $6.0 million, and diluted weighted average shares outstanding of approximately 199 million.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, recognition of non-cash interest expense related to the company’s convertible senior notes, and deemed repayment of accreted debt discounts on repurchased Series A Notes. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the third quarter of 2018 and full year 2018 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, August 1, 2018, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter results and the company’s outlook for the third quarter and updated outlook for 2018. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the third quarter and full year 2018, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, GAAP and non-GAAP cash flows generated by operations, cash interest expense, provision for income taxes, non-GAAP net income per share, diluted weighted average shares outstanding, and capital expenditures in the section entitled “Third Quarter and Updated 2018 Outlook” above, as well as statements related to future growth, profitability, innovation, competitive advantages, adapting as the threat landscape evolves, and new and enhanced offerings.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 4, 2018, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating income, operating margin, net income (loss), net income (loss) per share, non-GAAP cash flow generated by (used in) operations, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, non-cash losses on Series A Notes retired prior to maturity, and discrete tax benefits. FireEye defines non-GAAP net income per share as non-GAAP net income divided by diluted weighted average shares outstanding. Diluted weighted average shares used to calculate non-GAAP net income per share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP cash flow generated by (used in) operations as cash flow generated by (used in) operations excluding amounts deemed to be repayment of accreted debt discount on repurchased convertible senior notes. FireEye defines free cash flow as non-GAAP cash flow generated by (used in) operations less purchases of property and equipment and demonstration units.

Non-GAAP net income and net income per share in the second quarter of 2018 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, non-cash losses on the repurchase and retirement of $340 million principal amount of Series A Notes, and discrete benefit from income taxes. Diluted weighted average shares outstanding used to calculate non-GAAP net income per share excluded shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for the second quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, change in fair value of contingent earn-out liability, and non-cash interest expense related to the convertible senior notes issued in June 2015. Weighted average shares outstanding used to calculate non-GAAP loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP cash generated by operations for the second quarter of 2018 excluded $43.6 million deemed to be a repayment of accreted debt discount on $340 million principal amount of the Series A Notes that were repurchased and retired prior to maturity.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 7,100 customers across 67 countries, including more than 45 percent of the Forbes Global 2000.

© 2018 FireEye, Inc. All rights reserved. FireEye, Mandiant, Helix and MalwareGuard are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2018	December 31, 2017*

Assets
Current assets:
Cash and cash equivalents	$351,370	$180,891
Short-term investments	723,975	715,911
Accounts receivable, net	120,893	146,317
Inventories	6,744	5,746
Prepaid expenses and other current assets	92,632	93,799
Total current assets	1,295,614	1,142,664
Property and equipment, net	81,373	71,357
Goodwill	999,888	984,661
Intangible assets, net	168,229	187,388
Deposits and other long-term assets	69,370	72,767
Total assets	$2,614,474	$2,458,837
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,308	$35,684
Accrued and other current liabilities	20,512	19,569
Accrued compensation	58,379	59,588
Deferred revenue, current portion	525,617	546,615
Total current liabilities	636,816	661,456
Convertible senior notes, net	939,447	779,578
Deferred revenue, non-current portion	353,939	363,485
Other long-term liabilities	23,844	22,102
Total liabilities	1,954,046	1,826,621
Stockholders' equity:
Common stock	20	19
Additional paid-in capital	3,064,955	2,891,441
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(3,495)	(2,881)
Accumulated deficit	(2,251,052)	(2,106,363)
Total stockholders’ equity	660,428	632,216
Total liabilities and stockholders' equity	$2,614,474	$2,458,837

* Certain prior period amounts have been adjusted as a result of adoption of the ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Revenue:
Product, subscription and support	$167,429	$158,097	$332,902	$311,826
Professional services	35,267	33,625	68,864	64,655
Total revenue	202,696	191,722	401,766	376,481
Cost of revenue: (1)(2)
Product, subscription and support	46,136	47,636	93,565	94,059
Professional services	21,146	20,158	41,646	39,482
Total cost of revenue	67,282	67,794	135,211	133,541
Total gross profit	135,414	123,928	266,555	242,940
Operating expenses: (1)(2)
Research and development	63,575	60,747	129,771	119,099
Sales and marketing	94,196	92,413	191,447	191,401
General and administrative (3)(4)	26,179	27,805	54,597	55,420
Total operating expenses	183,950	180,965	375,815	365,920
Operating loss	(48,536)	(57,037)	(109,260)	(122,980)
Other expense, net (5)(6)	(22,912)	(10,337)	(32,965)	(20,318)
Loss before income taxes	(71,448)	(67,374)	(142,225)	(143,298)
Provision for income taxes (7)	1,411	965	2,464	2,258
Net loss attributable to common stockholders	$(72,859)	$(68,339)	$(144,689)	$(145,556)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.39)	$(0.77)	$(0.83)
Weighted average shares used in per share calculations, basic and diluted	189,696	176,645	188,085	174,453

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(144,689)	$(145,556)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44,601	52,773
Stock-based compensation	81,040	83,286
Non-cash interest expense related to convertible senior notes	20,144	18,566
Loss on repurchase of convertible senior notes	10,764	—
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	(43,575)	—
Change in fair value of contingent earn-out liability	—	(54)
Deferred income taxes	(60)	251
Other	2,372	3,467
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	24,892	16,198
Inventories	(2,266)	(573)
Prepaid expenses and other assets	4,892	(1,505)
Accounts payable	(4,152)	3,793
Accrued liabilities	949	(2,610)
Accrued compensation	(1,209)	(6,881)
Deferred revenue	(30,545)	(57,929)
Other long-term liabilities	1,742	8,352
Net cash used in operating activities	(35,100)	(28,422)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(26,645)	(17,312)
Purchases of short-term investments	(218,842)	(222,910)
Proceeds from maturities of short-term investments	209,045	213,514
Proceeds from sales of short-term investments	—	3,620
Business acquisitions, net of cash acquired	(5,945)	—
Lease deposits	26	(144)
Net cash used in investing activities	(42,361)	(23,232)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	584,405	—
Purchase of capped calls	(65,220)	—
Repurchase of convertible senior notes	(286,817)	—
Payments for contingent earn-outs	—	(38,928)
Payment related to shares withheld for taxes	—	(590)
Proceeds from employee stock purchase plan	10,993	10,764
Proceeds from exercise of equity awards	4,579	11,183
Net cash provided by (used in) financing activities	247,940	(17,571)
Net change in cash and cash equivalents	170,479	(69,225)
Cash and cash equivalents, beginning of period	180,891	223,667
Cash and cash equivalents, end of period	$351,370	$154,442

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
GAAP operating loss	$(48,536)	$(57,037)	$(109,260)	$(122,980)
Stock-based compensation expense (1)	38,892	39,397	81,040	83,286
Amortization of stock-based compensation capitalized in software development costs (8)	497	—	497	—
Amortization of intangible assets (2)	12,646	14,788	25,260	29,575
Acquisition related expenses (3)	—	—	264	—
Change in fair value of contingent earn-out liability (4)	—	(67)	—	(54)
Non-GAAP operating loss	$3,499	$(2,919)	$(2,199)	$(10,173)
GAAP gross margin	67%	65%	66%	65%
Stock-based compensation expense (1)	4%	4%	4%	4%
Amortization of stock-based compensation capitalized in software development costs (8)	—%	—%	—%	—%
Amortization of intangible assets (2)	4%	5%	4%	5%
Non-GAAP gross margin	75%	74%	74%	74%
GAAP operating margin	(24)%	(30)%	(27)%	(33)%
Stock-based compensation expense (1)	20%	21%	20%	22%
Amortization of stock-based compensation capitalized in software development costs (8)	—%	—%	—%	—%
Amortization of intangible assets (2)	6%	7%	6%	8%
Non-GAAP operating margin	2%	(2)%	(1)%	(3)%
GAAP net loss	$(72,859)	$(68,339)	$(144,689)	$(145,556)
Stock-based compensation expense (1)	38,892	39,397	81,040	83,286
Amortization of stock-based compensation capitalized in software development costs (8)	497	—	497	—
Amortization of intangible assets (2)	12,646	14,788	25,260	29,575
Acquisition related expenses (3)	—	—	264	—
Change in fair value of contingent earn-out liability (4)	—	(67)	—	(54)
Loss on repurchase of convertible senior notes (6)	10,764	—	10,764	—
Non-cash interest expense related to convertible senior notes (5)	10,450	9,340	20,144	18,566
Adjustment to provision (benefit) from income taxes (7)	98	—	(284)	—
Non-GAAP net income (loss)	$488	$(4,881)	$(7,004)	$(14,183)
GAAP net loss per common share, basic and diluted	$(0.38)	$(0.39)	$(0.77)	$(0.83)
Stock-based compensation expense (1)	0.21	0.22	0.43	0.48
Amortization of stock-based compensation capitalized in software development costs (8)	—	—	—	—
Amortization of intangible assets (2)	0.07	0.09	0.13	0.17
Loss on repurchase of convertible senior notes (6)	0.05	—	0.06	—
Non-cash interest expense related to convertible senior notes (5)	0.05	0.05	0.11	0.10
Non-GAAP net income (loss) per common share, basic	$0.00	$(0.03)	$(0.04)	$(0.08)
Non-GAAP net income (loss) per common share, diluted	$0.00	$(0.03)	$(0.04)	$(0.08)
Weighted average shares used in per share calculation for GAAP, basic and diluted	189,696	176,645	188,085	174,453

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Weighted average shares used in per share calculation for Non-GAAP, basic	189,696	176,645	188,085	174,453
Weighted average shares used in per share calculation for Non-GAAP, diluted	197,976	176,645	188,085	174,453

GAAP net cash provided by (used in) operating activities	$(44,287)	$(11,470)	$(35,100)	$(28,422)
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	(43,575)	—	(43,575)	—
Non-GAAP net cash provided by (used in) operating activities	$(712)	$(11,470)	$8,475	$(28,422)

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,558	$4,017	$7,180	$8,377
Cost of professional services revenue	3,448	3,375	7,350	7,047
Research and development expense	12,418	14,057	26,771	28,582
Sales and marketing expense	12,223	10,219	25,200	24,234
General and administrative expense	7,245	7,729	14,539	15,046
Total stock-based compensation expense	$38,892	$39,397	$81,040	$83,286

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$8,717	$10,176	$17,379	$20,354
Research and development expense	134	163	291	325
Sales and marketing expense	3,795	4,448	7,590	8,895
Total amortization of intangible assets	$12,646	$14,787	$25,260	$29,574

(3) Includes acquisition related expenses as follows:
General and administrative expense	$—	$—	$264	$—

(4) Includes change in fair value of contingent earn-out liability as follows:
General and administrative expense	$—	$(67)	$—	$(54)

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$10,450	$9,340	$20,144	$18,566

(6) Includes non-cash loss on repurchase of convertible senior notes as follows:
Other expense, net	10,764	—	10,764	—

(7) Includes income tax effect of non-GAAP adjustments as follows:
Provision for (benefit from) income taxes	$98	$—	$(284)	$—

(8) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	188	—	188	—

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Cost of professional services revenue	94	—	94	—
Research and development expense	215	—	215	—
Total amortization of stock-based compensation capitalized in software development costs	$497	$—	$497	$—

(9) Includes deemed repayment of convertible senior notes attributable to accreted debt discount as follows:
Net cash provided by (used in) operating activities	$(43,575)	$—	$(43,575)	$—

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
GAAP revenue	$202,696	$191,722	$401,766	$376,481
Add change in deferred revenue	(6,580)	(18,140)	(30,544)	(57,929)
Non-GAAP billings	$196,116	$173,582	$371,222	$318,552

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Product and related subscription and support billings	$107,025	$95,608	$197,390	$172,538
Cloud subscription and managed services	49,617	39,270	106,727	74,619
Professional services billings	39,474	38,704	67,105	71,395
Non-GAAP billings	$196,116	$173,582	$371,222	$318,552

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Product and related subscription and support revenue	$122,392	$119,107	$243,484	$231,291
Cloud subscription and managed services revenue	45,037	38,990	89,418	80,535
Professional services revenue	35,267	33,625	68,864	64,655
Total revenue	$202,696	$191,722	$401,766	$376,481

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.